      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 22, 2004
                                                  REGISTRATION NO. 333-_________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             RPM INTERNATIONAL INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                  02-0642224
    (STATE OR OTHER JURISDICTION OF         (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)

                                  P.O. BOX 777
                                 2628 PEARL ROAD
                               MEDINA, OHIO 44258
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                                   ----------

         RPM INTERNATIONAL INC. 2003 RESTRICTED STOCK PLAN FOR DIRECTORS
                            (FULL TITLE OF THE PLAN)

                                   ----------

                                FRANK C. SULLIVAN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             RPM INTERNATIONAL INC.
                                  P.O. BOX 777
                                 2628 PEARL ROAD
                               MEDINA, OHIO 44258
                                 (330) 273-5090
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

        P. KELLY TOMPKINS, ESQ.                                   EDWARD W. MOORE, ESQ.
SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY          CALFEE, HALTER & GRISWOLD LLP
        RPM INTERNATIONAL INC.                               1400 MCDONALD INVESTMENT CENTER
              P.O. BOX 777                                          800 SUPERIOR AVENUE
             2628 PEARL ROAD                                    CLEVELAND, OHIO 44114-2688
           MEDINA, OHIO 44258                                         (216) 622-8200
            (330) 273-5090

                                   ----------

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                         Proposed                Proposed
         Title of                                         Maximum                Maximum
        Securities                  Amount               Offering               Aggregate               Amount of
           To Be                    To Be            Price Per Share/            Offering             Registration
        Registered                Registered            Obligation                Price                    Fee
------------------------------------------------------------------------------------------------------------------------


  Common Stock, par value
    $0.01 per share(1)        500,000 shares (2)        $14.27 (3)            $7,135,000.00              $904.00
========================================================================================================================

(1) Includes rights to purchase shares of common stock, par value $0.01 per share (the "Common Stock"), of RPM International Inc. (the "Company") under the Company's Rights Agreement, as amended, that, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the shares of Common Stock.
(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers additional shares of Common Stock that may be issued or become issuable under the terms of the Plan in order to prevent dilution resulting from any stock split, stock dividend or similar transaction.
(3) Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on July 19, 2004.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of the Company, previously filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2003;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended August 31, 2003, November 30, 2003 and February 29, 2004;

         (c) The description of the Company's Common Stock and the Rights to purchase shares of the Company's Common Stock contained in the Company's Registration Statement on Form S-3 (Registration No. 333-108647), filed with the Commission on September 9, 2003, and any amendments and reports filed for the purpose of updating that description; and

         (d) The Company's Registration Statement on Form 8-A, filed with the Commission on May 11, 1999, related to the Rights.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents, other than the portions of such documents which by statute, by designation in such documents or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

         A description of the Common Stock and the Rights to purchase shares of Common Stock is incorporated herein by reference. See Item 3.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") sets forth the conditions and limitations governing the indemnification of officers, directors and other persons. Section 145 provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation in a similar capacity with another corporation or other entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection therewith if the person acted in good faith and in a manner that the person reasonably believed to be in the best interests of the corporation. With respect to a suit by or in the right of the corporation, indemnity may be provided to the foregoing persons under Section 145 on a basis similar to that set forth above, except that no indemnity may be provided in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent that the Delaware Court of Chancery or the court in which such action, suit or proceeding was brought determines that despite the adjudication of liability, but in view of all the circumstances of the case, such person is entitled to indemnity for such expenses as the court deems proper. Moreover, Section 145 provides for mandatory indemnification of a director, officer, employee or agent of the corporation to the extent that such person has been successful in defense of any such action, suit or proceeding and provides that a corporation may pay the expenses of an officer or director in defending an action, suit or proceeding upon receipt of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified. Section 145 establishes provisions for determining that a given person is entitled to indemnification, and also provides that the indemnification provided by or granted under Section 145 is not exclusive of any rights to indemnity or advancement of expenses to which such person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 102(b)(7) of the DGCL permits corporations to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's duty of care. Specifically, this section provides that a director of a corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Accordingly, Article VIII of the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that to the full extent permitted by the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Company.

         Article IX of the Certificate of Incorporation provides in part that the Company shall indemnify any director or officer who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company, as a director, officer, employee or agent of certain other entities, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding.

         Both the DGCL and Article IX of the Certificate of Incorporation provide that the Company may maintain insurance to cover losses incurred pursuant to liability of directors and officers of the Company. The Company has purchased a Directors and Officers Liability Insurance Policy, which insures the directors and officers against certain liabilities that might arise in connection with their respective positions with the Company.

         The Company has entered into Indemnification Agreements with each of its directors and officers providing for additional indemnification protection beyond that provided by the Directors and Officers Liability Insurance Policy. In the Indemnification Agreements, the Company has agreed, subject to certain exceptions, to indemnify and hold harmless the director or officer to the maximum extent then authorized or permitted by the provisions of the Certificate of Incorporation, the DGCL, or by any amendment(s) thereto.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.    EXHIBITS.

         The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

ITEM 9.    UNDERTAKINGS.

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                   Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this effective Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 22nd day of July, 2004.

                            RPM INTERNATIONAL INC.

                            By:  /s/ Frank C. Sullivan
                                 -----------------------------------------
                                 Frank C. Sullivan
                                 President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 22nd day of July, 2004.

              Signature                                              Title
              ---------                                              -----

/s/ Frank C. Sullivan                                         President, Chief Executive Officer and
-------------------------------------------------             a Director (Principal Executive Officer)
Frank C. Sullivan


/s/ Robert L. Matejka                                         Vice President, Chief Financial Officer and
-------------------------------------------------             Controller (Principal Financial and
Robert L. Matejka                                             Accounting Officer)


/s/ Thomas C. Sullivan                                        Chairman of the Board of Directors
-------------------------------------------------
Thomas C. Sullivan


/s/ Max D. Amstutz                                            Director
-------------------------------------------------
Max D. Amstutz


/s/ Edward B. Brandon                                         Director
-------------------------------------------------
Edward B. Brandon


/s/ Bruce A. Carbonari                                        Director
-------------------------------------------------
Bruce A. Carbonari


              Signature                                              Title
              ---------                                              -----

/s/ E. Bradley Jones                                          Director
-------------------------------------------------
E. Bradley Jones


/s/ James A. Karman                                           Director
-------------------------------------------------
James A. Karman


/s/ Donald K. Miller                                          Director
-------------------------------------------------
Donald K. Miller


/s/ William A. Papenbrock                                     Director
-------------------------------------------------
William A. Papenbrock


/s/ Albert B. Ratner                                          Director
-------------------------------------------------
Albert B. Ratner


/s/ Jerry Sue Thornton                                        Director
-------------------------------------------------
Jerry Sue Thornton


/s/ Joseph P. Viviano                                         Director
-------------------------------------------------
Joseph P. Viviano


                                  EXHIBIT INDEX


Exhibit No.         Description
-----------         -----------
       4.1          Specimen Certificate of Common Stock, par value $0.01 per share, of the Company, which is incorporated herein by reference to Exhibit 4.3 to the Company's Registration Statement on Form
                    S-8 (Registration No. 333-101501), as filed with the Commission on November 27, 2002.

       4.2          Rights Agreement, dated as of April 28, 1999, between RPM International Inc. (as successor to
                    RPM, Inc.) and Harris Trust and Savings Bank, which is incorporated herein by reference to
                    Exhibit 4.1 to the Company's Registration Statement on Form 8-A, as filed with the Commission on
                    May 11, 1999.

      4.2.1         Amendment to Rights Agreement, dated as of December 18,
                    2000, among RPM International Inc. (as successor to RPM,
                    Inc.), Computershare Investor Services (formerly Harris
                    Trust and Savings Bank) and National City Bank, which is incorporated herein by reference to Exhibit 4.4.1 of the Company's Annual Report on Form 10-K for the period ended
                    May 31, 2001.

      4.2.2         Second Amendment to Rights Agreement, dated as of October
                    15, 2002, among RPM, Inc., National City Bank (as successor rights agent to Computershare Investor Services, formerly
                    Harris Trust and Savings Bank) and RPM International Inc., which is incorporated herein by reference to Exhibit 4.4.2 to the Company's Registration Statement on Form S-8
                    (Registration No. 333-101501), as filed with the Commission on November 27, 2002.

       4.3          RPM International Inc. 2003 Restricted Stock Plan for Directors which is incorporated herein by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2003.

       5.1          Opinion of Calfee, Halter & Griswold LLP as to the validity of the securities being offered.

       23.1         Consent of Ciulla, Smith & Dale, LLP.

       23.2         Consent of Calfee, Halter & Griswold LLP (included in Exhibit 5.1).


                                      E-1